EXHIBIT 21.1

Subsidiaries of the Registrant
State in Which Incorporated

Connecticut Valley Electric Company Inc. (a) (F1)

Vermont Electric Power Company, Inc. (b) (F2)

C.V. Realty, Inc. (a) (F1)

Central Vermont Public Service Corporation -
   East Barnet Hydroelectric, Inc. (a) (F1)

Catamount Resources Corporation (a) (F1)

   Catamount Energy Corporation (a)(c) (F1)

   SmartEnergy Services, Inc. (a)(d) (F1)

New Hampshire Vermont Vermont Vermont Vermont Vermont Vermont
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
(FN) (F1) (F2)

(a)  Included in consolidated financial statements

(b)  Separate financial statements do not need to be filed
     under Regulation S-X, Rule 1-02 (w) defining a
     "significant subsidiary", and Rule 3-09, which sets
     forth the requirement for filing separate financial
     statements of subsidiaries not consolidated.

(c)  As of December 31, 2000 Catamount Energy Corporation
     has twelve wholly-owned subsidiaries. Of the twelve
     subsidiaries, two are operating in foreign countries.
     As of March 12, 2001, Catamount has ten wholly-owned
     subsidiaries.

(d)  SmartEnergy Services, Inc. has three wholly-owned
     subsidiaries operating in the United States.